EXHIBIT 14(a)(1)(i)
                                                                     Page 1 of 2

[MIDLAND LOAN SERVICES, INC. LOGO]

March 18, 1999

Attn:  President
JP Morgan Commercial Mortgage Finance Corp.
60 Wall Street
New York, NY  10260-0000

 JP Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates
                                 Series 1998-C6

                              OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of Servicer's performance of its obligations under the PSA for the current calendar year, (ii) to the best of the undersigned's knowledge on the basis of that review the Servicer has fulfilled all of its obligations under the PSA throughout such period; (iii) to the best of the undersigned's knowledge, the sub-servicer, if any, has fulfilled its obligations under its subservicing agreement in all material respects; and (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the Code.


                                 /s/ Charles J. Sipple
                                 -----------------------------------------------
                                 Charles J. Sipple                  Date
                                 Senior Vice President


                                 /s/ Paul J. Mickelson
                                 -----------------------------------------------
                                 Paula J. Mickelson                 Date
                                 Vice President


cc: Please see attached page


 210 W. 10th Street Kansas City, MO 64105 Phone: 816/435-5000 FAX: 816/435-2326


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                                                             EXHIBIT 14(a)(1)(i)
                                                                     Page 2 of 2

cc:    Attn: Corporate Trust Dept.-JP Morgan 1998-C6
       State Street Bank & Trust Company
       Two International Place
       Boston, MA  02110-0000